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                                 WARRANT CERTIFICATE

                          For the Purchase of Common Shares,
                              $.004 Par Value per Share

                                          of

                          CELL ROBOTICS INTERNATIONAL, INC.
                               (A COLORADO CORPORATION)


     Warrant No.                                                 Warrants
     ------------                                              ------------
          WA-
     ------------                                              ------------

     THIS WARRANT CERTIFIES THAT, for value received, ________________________, or registered assigns ("Warrantholder") is the registered owner of the above indicated number of Warrants entitling the Warrantholder, commencing upon the Exercise Date, as defined in paragraph 1 of this Certificate, but before 5:00 o'clock p.m., Mountain Standard Time, on the _______ day of _______________, 2003 ("Expiration Date") but not thereafter, to subscribe for, purchase and receive one (1) fully paid and non-assessable share of Common Stock, $.004 par value (the "Common Stock") of Cell Robotics International, Inc., a Colorado corporation (the "Company"), at a purchase price of _________ dollars ($______) per share of Common Stock ("Exercise Price") upon presentation and surrender of this Warrant and upon payment of the Exercise Price for such of the shares of Common Stock of the Company, at any time after the Exercise Date, but only subject to the conditions set forth herein. The Exercise Price, the number of shares purchasable upon exercise of each Warrant, and the Expiration Date are subject to adjustments described herein. The Warrantholders may exercise all or any number of the Warrants represented hereby. Upon exercise of this Warrant, the form of election hereinafter provided for must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the rights represented hereby shall not be exercised at or before the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     1. TERM OF WARRANT. The Warrants evidenced by this Warrant Certificate may be exercised in whole or in part at any time commencing upon the date of issuance (the "Exercise Date"), and ending at 5:00 o'clock p.m. Mountain Time on the _______ day of _______________, 2003 ("Expiration Date"); provided, however, that the Company may extend the Exercise Period of this Warrant by giving notice of such extension.

     2. NOTICE OF EXTENDED EXPIRATION DATE. The Company may extend the Expiration Date for the exercise of this Warrant at any time by giving thirty
(30) days' written notice thereof to the Warrantholder. If this Warrant is not exercised on or before the extended Expiration Date, it shall become wholly void.

     3. ADJUSTMENTS OF EXERCISE PRICE AND SHARES. In the event the Common Stock issuable upon exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company, or subdivide or combine the outstanding shares of Common Stock, then in each such event the Holder of this Warrant shall have the right thereafter to exercise such Warrant and receive the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change. In the case of any such reorganization, reclassification or change, the Exercise Price shall also be appropriately adjusted so as to maintain the aggregate Exercise Price. Further, in case of any consolidation or merger of the Company with or into another corporation in which



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consolidation or merger the Company is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety, or substantially as an entirety, the Company shall cause effective provision to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by holders of the number of shares of Common Stock into which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or conveyance, which provision shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, no adjustment of the Exercise Price shall be made as a result of or in connection with (1) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements now in effect or hereafter outstanding or created, (2) the establishment of option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock upon exercise of any options pursuant to such plans, (3) the issuance of Common Stock in connection with an acquisition, consolidation or merger of any type in which the Company is the continuing corporation, or (4) the issuance of Common Stock in consideration of such cash, property or service as may be approved by the Board of Directors of the Company and permitted by applicable law.

     4. ADJUSTMENT TO PURCHASE PRICE. The Company may, in its sole discretion, lower the purchase price at any time, or from time-to-time. When any adjustment is made in the purchase price, the Company shall cause a copy of such statement to be mailed to the Warrantholder, as of a date within ten (10) days after the date when the purchase price has been adjusted.

     5. MANNER OF EXERCISE. The Warrantholder of the Warrants evidenced by this Warrant Certificate may exercise all or any whole number of such Warrants during the Exercise Period in the manner stated herein. This Warrant Certificate, together with the purchase form provided herein duly executed by the Warrantholder or by the Warrantholder's duly authorized attorney, plus payment of the exercise price in the manner set forth in paragraph 6 below, shall be surrendered to the Company. If upon exercise of any Warrants evidenced by this Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants so evidenced, there shall be issued to the Warrantholder a new Warrant Certificate evidencing the number of Warrants not so exercised.

     6. MANNER OF PAYMENT. The exercise price of each Warrant shall be paid in cash at the time the Warrant is exercised.

     7. REDEMPTION. The Company shall have the right to redeem any or all outstanding and unexercised Warrants evidenced by this Certificate at a redemption price of $0.25 per Warrant upon thirty (30) days' written notice in the event (i) a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Act"), the shares of the Company's Common Stock issuable upon exercise of the Warrant, has been filed with the Securities and Exchange Commission and is in effect on the date of written notice and the redemption date contained therein, (ii) there has been developed and exists on the date of written notice a public trading market for the Company's Common Stock and such shares are listed for quotation on the NASDAQ Stock Market or OTC Electronic Bulletin Board, and (iii) the public trading price of the Company's Common Stock has equalled or exceeded $10.00 per share for ten (10) or more consecutive trading days. On each occasion that the Company elects to exercise its rights of redemption, the Company must mail such written notice within ten
(10) days following the satisfaction of all of the foregoing conditions. The holders of the Warrants called for redemption shall have the right to exercise the Warrants evidenced hereby until the close of business on the date next preceding the date fixed for redemption. On or after the date fixed for redemption, the holder hereof shall have no rights with respect to this Warrant except the right to receive $0.25 per Warrant upon surrender of this Certificate.


                                         -2-
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     8.   RESERVATION OF COMMON STOCK.  The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all times during the term of this Warrant be reserved for the exercise thereof.

     9. ISSUANCE OF COMMON STOCK UPON EXERCISE. The Company, at its expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrantholder of the number of shares of Common Stock to which the Warrantholder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and non-assessable.

     10. NO RIGHT AS STOCKHOLDER. The Warrantholder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

     11. ASSIGNMENT. This Warrant is freely assignable by the Warrantholder hereof, subject to (i) restrictions on transfer imposed by or on account of federal and state securities laws and (ii) restrictions on transfer imposed by or on account of a certain Subscription Agreement between the Company and the initial holder hereof, a copy of which can be inspected at the principal offices of the Company.


Dated:                                       CELL ROBOTICS INTERNATIONAL, INC.
       ------------------

Attest:


By:                                     By:
     ------------------------------          -------------------------------
     Craig T. Rogers, Secretary              Ronald K. Lohrding, President


COUNTERSIGNED

CORPORATE STOCK TRANSFER, INC.


By:
     --------------------------------------------------
     Transfer Agent and Registrar Authorized Officer

                                         -3-

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                          CELL ROBOTICS INTERNATIONAL, INC.

                                 ELECTION OF PURCHASE

                     TRANSFER FEE:  $7.00 PER CERTIFICATE ISSUED.

     The undersigned hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the common shares issuable upon the exercise of such Warrants, and requests that the certificates for such shares shall be issued in the name of:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                       Address

--------------------------------------------------------------------------------
                     Social Security or other identifying number

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and be delivered to

--------------------------------------------------------------------------------
                                         Name
at

--------------------------------------------------------------------------------
                                       Address

and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant certificate, that a new Warrant certificate for the balance of such Warrants be registered in the name of, AND delivered to, the undersigned at the address stated below.

Dated:              , 19
       -------------    --

Name of Warrantholder:
                        -------------------------------------------------------

Address:
          ---------------------------------------------------------------------

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Signature:
            -------------------------------------------------------------------

                                      ASSIGNMENT

     For value received
                         ------------------------------------------------------

hereby sell, assign, and transfer unto
                                        ---------------------------------------

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Warrants represented by this Warrant certificate, together with all right, title, and interest therein, and do hereby irrevocably

constitute and appoint
                       --------------------------------------------------------

--------------------------------------------------------------------------------

attorney, to transfer this Warrant certificate on the books of the Company, with full power of substitution.

Dated:              , 19      X
       -------------    --     ------------------------------------------------
                              X
                               ------------------------------------------------

SIGNATURE GUARANTEED:         NOTICE:  The signature to this assignment must
                              correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

     IMPORTANT: SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC COAST STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE.